UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2023

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510 Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2023, Southwest Gas Holdings, Inc. (the “Company”) completed its previously announced sale of all of the equity interests in MountainWest Pipelines Holding Company, a wholly owned subsidiary of the Company (“MountainWest”), pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 14, 2022, by and between the Company, MountainWest and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc. (collectively, the “Sale”).

Pursuant to the terms of the Purchase Agreement, the total consideration received from the Sale was $1.5 billion in total enterprise value, including approximately $1.080 billion in cash. After the payment of transaction expenses, the net proceeds from the Sale will be used to repay $1.075 billion of the outstanding amount under the Company’s amended 364-day term loan credit agreement entered into in November 2021 in connection with its acquisition of MountainWest (the “MountainWest Loan”), which leaves approximately $73 million outstanding under the MountainWest Loan.

The foregoing description of the Purchase Agreement and the Sale is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 15, 2022 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 14, 2023, the Company issued a press release related to the Sale, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Any required pro forma financial information with respect to the Sale will be filed by amendment to this Item 9.01(b).

(d) Exhibits.

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, dated as of December 14, 2022, by and between Williams Partners Operating LLC, Southwest Gas Holdings, Inc. and MountainWest Pipelines Holding Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 15, 2022).

99.1*	Press release dated February 14, 2023.

104	Cover Page formatted in Inline XBRL.

†

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Robert J. Stefani
Date: February 14, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer